Exhibit 10.23

Acer Therapeutics Inc.

First Amendment to Consulting Agreement

This FIRST AMENDMENT TO CONSULTING AGREEMENT is made effective as of May 5, 2016 (the “Effective Date”) by and between Acer Therapeutics Inc. (the “Company”) and Harry Palmin (the “Consultant”).

WITNESSETH

WHEREAS, the Company and the Consultant are parties to a Consulting Agreement made as of February 5, 2016 (the “Agreement”); and

WHEREAS, the Company and the Consultant desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Consultant agree that Section 8(a), Exhibit A and Exhibit B of the Agreement are deleted in their entirety and the following Section 8(a) and Exhibits shall be inserted in lieu thereof:

Section 8(a):

This Agreement was originally effective as of February 5, 2016, continued until May 5, 2016, and shall now continue for an additional six-month term until November 5, 2016, unless this Agreement is terminated as provided in this Section 8 (the “Term”). For avoidance of doubt, Sections 8(b)-(f) remain unchanged. The Company and Consultant may subsequently extend the Term in six month increments by mutual written agreement via email.

EXHIBIT A

Description of the Work

Consultant is hereby retained as a consultant to the Company in the capacity of Acting Chief Financial Officer, reporting to the Chief Executive Officer. The scope of these services includes but is not limited to: finance and business operations; financial reporting, business controls, treasury and risk management; business and financial planning; collaboration with senior management; administering and implementing online portals (Citizens Bank, ADP, Box, QuickBooks, Expensify, Boardvantage, etc.); assisting the CEO with strategic and/or financing transactions and board interactions.

EXHIBIT B

Description of Compensation

$20,000 per month, until the earlier of June 30, 2016 or the Term of this Agreement, payable via Acer payroll (payable at $10,000 twice per month, mid and month-end, and subject to normal taxes and withholdings). $22,000 per month, starting with July 1, 2016 and during the Term of this Agreement (payable at $11,000 twice per month, mid and month-end). All compensation and expense reimbursements to be paid under this Agreement shall be paid to the Consultant in U.S. Dollars.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.

ACER THERAPEUTICS INC.

By: /s/ Chris Schelling
Name: Chris Schelling
Title: President and CEO

Date: May 20, 2016

CONSULTANT

By: /s/ Harry S. Palmin
Name: Harry Palmin

Date: May 20, 2016

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